Exhibit 99.2

Projected Loan Losses by Type of Loans for Q1 2016 through Q1 2018 under the Severely Adverse Scenario
Ally Financial Inc.	Billions of Dollars	Portfolio Loss Rates (%) (a)
Loan losses	3.7	3.8
First lien mortgages, domestic	0.1	2.1
Junior liens and HELOCs, domestic	0.1	7.0
Commercial and industrial (b)	0.8	2.4
Commercial real estate	0.1	3.4
Credit cards	—	—
Other consumer (c)	2.5	4.6
Other loans	0.0	7.3

(a)	Average loan balances used to calculate portfolio loss rates exclude loans held-for-sale and loans held-for-investment under the fair-value option, and are calculated over nine quarters.

(b)	Primarily dealer floorplan loans.

(c)	Primarily retail auto loans.